Exhibit 99.1

U.S. Auto Parts Reports Fourth Quarter and Full Year 2016 Results

CARSON, Calif. - March 6, 2017 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the fourth quarter and fiscal year ended December 31, 2016. All information and data below excludes AutoMD unless specifically noted.

Fourth Quarter 2016 Highlights vs. Year-Ago Quarter

•	Net sales up 5% to $71.1 million

•	Gross profit up 7% to $21.4 million, with gross margin up 50 basis points to 30.1%

•	Ended the quarter with no revolver debt compared to $11.8 million at January 2, 2016

•	Total online orders increased by 14% to 840,000 orders

•	Conversion rate increased by 10 basis points to 1.9% versus year-ago quarter

Full Year 2016 Highlights vs. 2015

•	Net sales up 4% to $303.3 million

•	Gross profit up 11% to $92.0 million, with gross margin up 170 basis points to 30.3%

•	Net income increased significantly to $3.0 million or $0.08 per share, compared to a net loss of $0.1 million or ($0.01) per share

•	Adjusted EBITDA increased 40% to $14.0 million

•	Total online orders increased by 10% to 3,426,000 orders

Management Commentary
“2016 was highlighted by our renewed focus to drive profitability, which led to our first year of GAAP net income since 2010,” said Shane Evangelist, CEO of U.S. Auto Parts. “We also ended the year with no revolver debt for the first time since 2011. These accomplishments were driven by our emphasis on higher-margin private label sales, which continue to grow at a double-digit rate. In fact, the fourth quarter revenue mix of private label sales hit an all-time high at 68%. During the quarter, we also enacted a stock repurchase program, which we believe was a wise utilization of our cash flow.

“In 2017, we plan to continue executing on our profitability initiatives to remain revolver debt free. We also plan to continue growing private label sales by double-digits and generating strong free cash flow.”

Exhibit 99.1

Fourth Quarter 2016 Financial Results
Net sales in the fourth quarter of 2016 increased 5% to $71.1 million compared to $67.5 million in the year-ago quarter. The increase was largely driven by a 23% increase in online marketplace sales to $19.5 million.

Gross profit in the fourth quarter of 2016 increased 7% to $21.4 million compared to $20.0 million in the year-ago quarter. As a percentage of net sales, gross profit increased 50 basis points to 30.1% compared to 29.6%. The increase in gross profit margin was primarily driven by a higher mix of private label sales, which was 68% of net sales compared to 63% in the year-ago quarter. The increase was also driven by freight and warehouse supplies savings.

Total operating expenses in the fourth quarter increased 8% to $21.3 million compared to $19.7 million in the year-ago quarter. As a percentage of net sales, operating expenses increased to 29.9% compared to 29.2% in the year-ago quarter.

Net loss in the fourth quarter was $195 thousand, or ($0.01) per share, compared to a net loss of $65 thousand, or $0.00 per share in the year-ago quarter.

Adjusted EBITDA in the fourth quarter of 2016 was $2.5 million, compared to $2.6 million in the same period of 2015.

At December 31, 2016, cash and cash equivalents totaled $2.7 million compared to $1.5 million at January 2, 2016. The Company also had no revolver debt at December 31, 2016 compared to $11.8 million at January 2, 2016.

Key Operating Metrics

	Q4 2016	Q4 2015	Q3 2016
Conversion Rate [1]	1.87%	1.78%	1.89%
Customer Acquisition Cost [1]	$7.64	$7.95	$7.61
Unique Visitors (millions) [1]	27.9	27.6	28.4
Number of Orders - E-commerce only (thousands)	521	492	537
Number of Orders - Online Marketplace (thousands)	319	246	309
Total Number of Internet Orders (thousands)	840	738	846
Revenue Capture (% Sales) [2]	85.2%	85.8%	84.7%
Average Order Value - E-commerce only	$99	$106	$103
Average Order Value - Online Marketplace	$66	$71	$68
Average Order Value - Total Internet Orders	$86	$94	$90

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Exhibit 99.1

Full Year Financial Results
Net sales in 2016 increased 4% to $303.3 million compared to $290.8 million in 2015.

Gross profit in 2016 increased 11% to $92.0 million compared to $83.2 million in 2015. As a percentage of net sales, gross profit increased 170 basis points to 30.3% compared to 28.6%.

Total operating expenses in 2016 increased to $87.8 million compared to $82.0 million in 2015. As a percentage of net sales, operating expenses were 28.9% compared to 28.2%.

Net income in 2016 increased significantly to $3.0 million, or $0.08 per share, compared to a net loss of $0.1 million, or ($0.01) per share in 2015.

Adjusted EBITDA in 2016 increased 40% to $14.0 million compared to $10.0 million in 2015. As a percentage of net sales, adjusted EBITDA increased 120 basis points to 4.6% compared to 3.4%.

2017 Outlook
U.S. Auto Parts continues to expect net sales to be up low to mid-single digits on a percentage basis compared to 2016, and net income to range between $4.8 million and $7.8 million, reflecting an increase of 50% to 150% from 2016. The company also expects adjusted EBITDA to range between $15.0 and $18.0 million, reflecting a 5% to 25% increase from the prior year.

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the fourth quarter and full year ended December 31, 2016.

The company’s CEO Shane Evangelist and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Tuesday, March 6, 2017
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13652459

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through March 20, 2017.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13652459

Exhibit 99.1

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.AutoMD.com as well as the Company's corporate website at www.usautoparts.net. U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures
Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.
The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.
Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.
This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended December 31, 2016			Thirteen Weeks Ended January 2, 2016
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$71.13	$0.07	$71.20	$67.52	$0.07	$67.59
Gross profit	$21.44	$0.08	$21.52	$19.98	$0.07	$20.05
	30.1%	114.3%	30.2%	29.6%	100.0%	29.7%
Operating expenses	$21.30	$1.80	$23.10	$19.72	$1.03	$20.75
	29.9%	—%	32.4%	29.2%	—%	30.7%
Income (loss) from operations	$0.15	$(1.72)	$(1.57)	$0.26	$(0.96)	$(0.71)
	0.2%	—%	(2.2)%	0.4%	—%	(1.1)%
Net income (loss)	$(0.20)	$(1.72)	$(1.91)	$(0.07)	$(0.73)	$(0.80)
	(0.3)%	—%	(2.7)%	(0.1)%	—%	(1.2)%
Adjusted EBITDA	$2.53	$(0.27)	$2.26	$2.60	$(0.60)	$2.00
	3.6%	—%	3.2%	3.9%	—%	3.0%

	Fifty-two Weeks Ended December 31, 2016			Fifty-two Weeks Ended January 2, 2016
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$303.32	$0.25	$303.57	$290.83	$0.26	$291.09
Gross profit	$92.05	$0.24	$92.28	$83.18	$0.26	$83.43
	30.3%	96.0%	30.4%	28.6%	100.0%	28.7%
Operating expenses	$87.78	$4.11	$91.89	$82.04	$3.45	$85.49
	28.9%	—%	30.3%	28.2%	—%	29.4%
Income (loss) from operations	$4.27	$(3.88)	$0.39	$1.13	$(3.19)	$(2.06)
	1.4%	—%	0.1%	0.4%	—%	(0.7)%
Net income (loss)	$2.97	$(3.58)	$(0.60)	$(0.14)	$(2.29)	$(2.42)
	1.0%	—%	(0.2)%	—%	—%	(0.8)%
Adjusted EBITDA	$14.02	$(1.35)	$12.67	$10.03	$(1.66)	$8.37
	4.6%	—%	4.2%	3.4%	—%	2.9%

Exhibit 99.1

The tables below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended			Thirteen Weeks Ended
	December 31, 2016			January 2, 2016
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net loss	$(195)	$(1,719)	$(1,914)	$(65)	$(733)	$(798)
Depreciation & amortization	1,640	269	1,909	1,570	322	1,892
Amortization of intangible assets	113	8	121	110	9	119
Interest expense, net	344	—	344	300	—	300
Taxes	13	—	13	21	(230)	(209)
EBITDA	$1,915	$(1,442)	$473	$1,936	$(632)	$1,304
Stock comp expense	$611	$45	$656	$659	$34	$693
Impairment loss on intangible assets	—	1,130	1,130	—	—	—
Adjusted EBITDA	$2,526	$(267)	$2,259	$2,595	$(598)	$1,997

	Year Ended
	December 31, 2016			January 2, 2016
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$2,973	$(3,576)	$(603)	$(136)	$(2,288)	$(2,424)
Depreciation & amortization	6,351	1,159	7,510	6,141	1,369	7,510
Amortization of intangible assets	449	33	482	431	33	464
Interest expense, net	1,219	—	1,219	1,208	—	1,208
Taxes	100	(299)	(199)	88	(899)	(811)
EBITDA	$11,092	$(2,683)	$8,409	$7,732	$(1,785)	$5,947
Stock comp expense	$2,932	$199	$3,131	$2,297	$122	$2,419
Impairment loss on intangible assets	—	1,130	1,130	—	—	—
Adjusted EBITDA	$14,024	$(1,354)	$12,670	$10,029	$(1,663)	$8,366

Exhibit 99.1

The table below represents our earnings per share by segment (in thousands, except for per share data):

	Thirteen Weeks Ended
	December 31, 2016			January 2, 2016
	Base USAP	AMD[1]	Consolidated	Base USAP	AMD[1]	Consolidated

Net income (loss) per share:
Numerator:
Net income (loss)	$(195)	$(1,158)	$(1,353)	$(65)	$(389)	$(454)
Dividends on Series A Convertible Preferred Stock	61	—	61	61	—	61
Net income (loss) available to common shares	$(256)	$(1,158)	$(1,414)	$(126)	$(389)	$(515)
Denominator:
Weighted-average common shares outstanding (basic)	34,878	—	34,878	34,084	—	34,084
Common equivalent shares from common stock options, preferred stock and warrants	—	—	—	—	—	—
Weighted-average common shares outstanding (diluted)	34,878	—	34,878	34,084	—	34,084
Basic net income (loss) per share	$(0.01)	$—	$(0.04)	$—	$—	$(0.02)
Diluted net income (loss) per share	$(0.01)	$—	$(0.04)	$—	$—	$(0.02)
1 Excludes loss attributable to noncontrolling interests.

	Fifty-Two Weeks Ended
	December 31, 2016			January 2, 2016
	Base USAP	AMD[1]	Consolidated	Base USAP	AMD[1]	Consolidated

Net income (loss) per share:
Numerator:
Net income (loss)	$2,973	$(2,242)	$731	$(136)	$(1,145)	$(1,281)
Dividends on Series A Convertible Preferred Stock	241	—	241	241	—	241
Net income (loss) available to common shares	$2,732	$(2,242)	$490	$(377)	$(1,145)	$(1,522)
Denominator:
Weighted-average common shares outstanding (basic)	34,765	—	34,765	33,946	—	33,946
Common equivalent shares from common stock options, preferred stock and warrants	1,442	—	1,442	—	—	—
Weighted-average common shares outstanding (diluted)	36,207	—	36,207	33,946	—	33,946
Basic net income (loss) per share	$0.08	$—	$0.01	$(0.01)	$—	$(0.04)
Diluted net income (loss) per share	$0.08	$—	$0.01	$(0.01)	$—	$(0.04)
1 Excludes loss attributable to noncontrolling interests.

Exhibit 99.1

The table below reconciles the high and low ends of our projected range of net loss to projected Adjusted EBITDA for the periods presented (in thousands):

	Low End 52 Weeks Ending December 30, 2017	High End 52 Weeks Ending December 30, 2017

Net income (loss)	$4,800	$7,800
Depreciation & amortization	6,700	6,700
Amortization of intangible assets	428	428
Interest expense, net	1,176	1,176
Taxes	274	274
EBITDA	$13,378	$16,378
Stock comp expense	$1,622	$1,622
Adjusted EBITDA	$15,000	$18,000

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net sales	$71,195	$67,593	$303,571	$291,091
Cost of sales (1)	49,673	47,547	211,289	207,657
Gross profit	21,522	20,046	92,282	83,434
Operating expenses:
Marketing	10,231	10,595	43,555	43,279
General and administrative	4,362	3,552	17,907	16,509
Fulfillment	5,683	5,318	22,975	20,237
Technology	1,568	1,170	5,843	5,000
Amortization of intangible assets	121	119	482	464
Impairment loss on intangible assets	1,130	—	1,130	—
Total operating expenses	23,095	20,754	91,892	85,489
Loss from operations	(1,573)	(708)	390	(2,055)
Other income (expense):
Other income, net	21	(5)	46	36
Interest expense	(349)	(294)	(1,238)	(1,216)
Total other expense, net	(328)	(299)	(1,192)	(1,180)
Loss before income taxes	(1,901)	(1,007)	(802)	(3,235)
Income tax (benefit) provision	13	(209)	(199)	(811)
Net loss including noncontrolling interests	(1,914)	(798)	(603)	(2,424)
Net loss attributable to noncontrolling interests	(561)	(344)	(1,334)	(1,143)
Net income (loss) attributable to U.S. Auto Parts	(1,353)	(454)	731	(1,281)
Other comprehensive loss attributable to U.S. Auto Parts, net of tax:
Foreign currency translation adjustments	38	86	9	36
Actuarial gain (loss) on defined benefit plan	110	44	110	44
Unrealized loss on investments	(2)	—	(2)	—
Total other comprehensive loss attributable to U.S. Auto Parts	146	130	117	80
Comprehensive loss attributable to U.S. Auto Parts	$(1,207)	$(324)	$848	$(1,201)
Net income (loss) attributable to U.S. Auto Parts per share:
Basic net (loss) income per share	$(0.04)	$(0.01)	$0.01	$(0.04)
Diluted net (loss) income per share	$(0.04)	$(0.01)	$0.01	$(0.04)
Weighted average common shares outstanding:
Shares used in the computation of basic earnings per share	34,878	34,084	34,765	33,946
Shares used in the computation of diluted earnings per share	34,878	34,084	36,207	33,946

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	December 31, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,643	$5,537
Short-term investments	30	65
Accounts receivable, net of allowances of $36 and $17 at December 31, 2016 and January 2, 2016, respectively	3,266	3,236
Inventory	50,904	51,216
Other current assets	2,815	2,475
Total current assets	63,658	62,529
Property and equipment, net	16,478	18,431
Intangible assets, net	969	1,476
Other non-current assets	1,029	1,320
Total assets	$82,134	$83,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,697	$25,523
Accrued expenses	6,860	7,267
Revolving loan payable	—	11,759
Current portion of capital leases payable	542	521
Customer deposits	3,718	2,578
Other current liabilities	1,972	1,276
Total current liabilities	46,789	48,924
Capital leases payable, net of current portion	9,770	10,168
Deferred income taxes	156	944
Other non-current liabilities	2,097	1,577
Total liabilities	58,812	61,613
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 and 4,150 shares issued and outstanding at December 31, 2016 and January 2, 2016, respectively	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 35,068 and 34,137 shares issued and outstanding at December 31, 2016 and January 2, 2016, respectively (445 of which are treasury stock)	35	34
Treasury stock	(1,376)	—
Additional paid-in capital	180,153	176,873
Accumulated other comprehensive income	557	440
Accumulated deficit	(156,520)	(157,011)
Total stockholders’ equity	22,853	20,340
Noncontrolling interest	469	1,803
Total equity	23,322	22,143
Total liabilities and stockholders’ equity	$82,134	$83,756

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Year Ended
	December 31, 2016	January 2, 2016
Operating activities
Net loss including noncontrolling interests	$(603)	$(2,424)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,510	7,510
Amortization of intangible assets	482	464
Deferred income taxes	(838)	(906)
Share-based compensation expense	3,131	2,419
Stock awards issued for non-employee director service	9	2
Impairment loss on intangible assets	1,130	—
Amortization of deferred financing costs	70	82
Gain from disposition of assets	—	(13)
Changes in operating assets and liabilities:
Accounts receivable	(30)	568
Inventory	312	(2,854)
Other current assets	(255)	262
Other non-current assets	203	225
Accounts payable and accrued expenses	7,906	119
Other current liabilities	1,775	475
Other non-current liabilities	769	(184)
Net cash provided by operating activities	21,571	5,745
Investing activities
Additions to property and equipment	(6,353)	(7,780)
Proceeds from sale of property and equipment	—	13
Cash paid for intangibles	(125)	(25)
Proceeds from sale of marketable securities and investments	1	—
Net cash used in investing activities	(6,477)	(7,792)
Financing activities
Proceeds from revolving loan payable	13,727	15,637
Payments made on revolving loan payable	(25,485)	(14,900)
Payments on capital leases	(587)	(438)
Treasury stock purchases	(1,387)	—
Statutory tax withholding payment for share-based compensation	(969)	(438)
Proceeds from exercise of stock options	908	134
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(61)	—
Net cash (used in) provided by financing activities	(13,954)	(105)
Effect of exchange rate changes on cash	(34)	36
Net change in cash and cash equivalents	1,106	(2,116)
Cash and cash equivalents, beginning of period	$5,537	$7,653
Cash and cash equivalents, end of period	$6,643	$5,537
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$744	$708
Accrued intangible asset purchases	$—	$125
Property acquired under capital lease	$211	$1,588
Preferred stock dividends declared and not paid	$60	$—
Unrealized loss on investments	$(2)	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$89	$104
Cash paid during the period for interest	$1,077	$1,145